                                                                     EXHIBIT 3.1


                            CERTIFICATE OF AMENDMENT

                                     TO THE

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                      LEVIATHAN GAS PIPELINE PARTNERS, L.P.



         The undersigned, desiring to amend the Certificate of Limited Partnership of LEVIATHAN GAS PIPELINE PARTNERS, L.P., pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

         FIRST: The name of the Limited Partnership is:

                      Leviathan Gas Pipeline Partners, L.P.

         SECOND: Article I of the Certificate of Limited Partnership shall be amended as follows:

                                   "ARTICLE I

                                      NAME

                  The name of the limited partnership shall be El Paso Energy Partners, L.P."

         THIRD: This amendment to the Certificate of Limited Partnership shall be effective as of December 1, 1999.

         IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 29th day of November 1999.


                                       LEVIATHAN GAS PIPELINE COMPANY
                                         the General Partner



                                       By:       /s/ C. DANA RICE
                                          --------------------------------------
                                                     C. Dana Rice
                                               Vice President and Treasurer